Exhibit 10.8(k)
ELEVENTH AMENDMENT TO LOAN AND SERVICING AGREEMENT
     THIS ELEVENTH AMENDMENT TO LOAN AND SERVICING AGREEMENT, dated as of June 1, 2006 (this “Amendment”), is entered into among TRM Inventory Funding Trust (“Borrower”), TRM ATM Corporation, in its individual capacity (“TRM ATM”) and as Servicer (in such capacity, “Servicer”), Autobahn Funding Company LLC (“Lender”), DZ Bank AG, Deutsche Zentral-Genossenschaftsbank Frankfurt am Main, as Administrative Agent (in such capacity, “Administrative Agent”) and as Liquidity Agent (in such capacity “Liquidity Agent”), and U.S. Bank National Association, as Collateral Agent (“Collateral Agent”).
RECITALS
     A. Borrower, TRM ATM, Servicer, Lender, Administrative Agent, Liquidity Agent and Collateral Agent are each a party to that certain Loan and Servicing Agreement, dated as of March 17, 2000 (as amended, the “Agreement”); and
     B. The parties to the Agreement desire to amend the Agreement as hereinafter set forth.
AGREEMENT
          1. Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.
          2. Amendments to Agreement. Effective as of Effective Date (as defined in Section 3 below), the Agreement shall be amended as follows:
     2.1 Section 1.06 of the Agreement is hereby amended to add the following sentence to the end of such Section 1.06:
The Borrower, the Collateral Agent, the Administrative Agent and the Lender acknowledge and agree that any ATM Fees and all proceeds thereof withdrawn or transferred by or on behalf of TRM ATM from the ATM Fee Settlement Account in accordance with the provisions of this Agreement and any ATM Fees and all proceeds thereof released to TRM ATM by the Collateral Agent from the ATM Fee Settlement Account following the occurrence of an Event of Default or Servicer Event of Default shall be automatically released from the security interest granted by TRM ATM in such ATM Fees and all proceeds thereof upon such withdrawal, transfer or release, as applicable. The Collateral Agent, Administrative Agent and Lender acknowledge that (i) notwithstanding any deposit of ATM Fees into the ATM Fee Settlement Account (which is held in the name of the Collateral Agent), TRM ATM shall retain ownership of such ATM Fees until such ATM Fees are applied in accordance with this Agreement, and (ii) TRM ATM has informed them that it has granted a subordinated Lien in its right, title and interest in the ATM Fees to

Wells Fargo Foothill, Inc., as agent (“Wells”) as permitted by Section 7.04(d), including all rights of TRM ATM under this Agreement with respect to such ATM Fees.
          3. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) when the Administrative Agent shall have received counterparts of this Amendment, duly executed by all parties hereto.
          4. Representations and Warranties. Each of the Borrower, TRM ATM and Servicer represents and warrants to the other parties hereto that (a) each of the representations and warranties of such Person set forth in the Agreement is true and correct as of the date of the execution and delivery of this Amendment by such Person, with the same effect as if made on such date, (b) the execution and delivery by such Person of this Amendment and the performance by such Person of its obligations under the Agreement, as amended hereby (as so amended, the“ Amended Agreement”), (i) are within the powers of such Person, (ii) have been duly authorized by all necessary action on the part of such Person, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with (A) any provision of law or the certificate of incorporation or by-laws or other organizational documents of such Person or (B) any agreement, judgment, injunction, order, decree or other instrument binding on such Person and (c) the Amended Agreement is the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms.
          5. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to “this Agreement, ” “hereof, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.
          6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
          7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York without regard to any otherwise applicable principles of conflict of laws.
          8. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, theAgreement or any provision hereof or thereof.

     IN WITNESS WHEREOF, the parties have caused this Amendment to he executed by their respective officers thereunto duly authorized, as of the date first above written.

TRM INVENTORY FUNDING TRUST
By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee
By:	/s/ Christopher J. Slaybaugh
	Name:	Christopher J. Slaybaugh
	Title:	Senior Financial Services Officer

TRM ATM CORPORATION
By:	/s/ Daniel E. O’Brien
	Name:	Daniel E. O’Brien
	Title:	Chief Financial Officer

AUTOBAHN FUNDING COMPANY LLC
By:	DZ Bank AG, Deutsche Zentral Genossenschaftsbank Frankfurt am Main, as its attorney- in- fact
By:	/s/ Sandeep Srinath
	Name:	Sandeep Srinath
	Title:	Vice President

By:	/s/ Christian Haesslein
	Name:	Christian Haesslein
	Title:	Assistant Vice President

DZ BANK AG, DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK FRANKFURT AM MAIN, as Administrative Agent and Liquidity Agent
By:	/s/ Sandeep Srinath
	Name:	Sandeep Srinath
	Title:	Vice President

By:	/s/ Christian Haesslein
	Name:	Christian Haesslein
	Title:	Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Toby Robillard
	Name:	Toby Robillard
	Title:	Assistant Vice President